                                                                                          Exhibit (h)(14)

SHAREHOLDER SERVICING AGREEMENT

EXHIBIT B
COMPENSATION

Class A Shares--Ivy Cundill Global Value Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Growth Fund, Ivy International Core Equity Fund, Ivy Pacific Opportunities Fund

An amount payable on the first day of each month of $1.5042 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class A Shares--Ivy Balanced Fund, Ivy Dividend Income Fund, Ivy International Balanced Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund, Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class A Shares--Ivy Bond Fund, Ivy Mortgage Securities Fund

An amount payable on the first day of each month of $1.6958 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class B Shares--Ivy Cundill Global Value Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Core Equity Fund, Ivy International Growth Fund, Ivy Pacific Opportunities Fund

An amount payable on the first day of each month of $1.5042 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class B Shares--Ivy Balanced Fund, Ivy Dividend Income Fund, Ivy International Balanced Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund, Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class B Shares--Ivy Bond Fund, Ivy Mortgage Securities Fund

An amount payable on the first day of each month of $1.6958 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class C Shares--Ivy Cundill Global Value Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Core Equity Fund, Ivy International Growth Fund, Ivy Pacific Opportunities Fund

An amount payable on the first day of each month of $1.5042 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class C Shares--Ivy Balanced Fund, Ivy Dividend Income Fund, Ivy International Balanced Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund, Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class C Shares--Ivy Bond Fund, Ivy Mortgage Securities Fund

An amount payable on the first day of each month of $1.6958 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class E Shares--Ivy Cundill Global Value Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Core Equity Fund, Ivy International Growth Fund, Ivy Pacific Opportunities Fund

An amount payable on the first day of each month of $1.5042 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class E Shares--Ivy Balanced Fund, Ivy Dividend Income Fund, Ivy International Balanced Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund, Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class E Shares--Ivy Bond Fund, Ivy Mortgage Securities Fund

An amount payable on the first day of each month of $1.6958 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class Y Shares --All Funds

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

Advisor Class Shares--Ivy Cundill Global Value Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Core Equity Fund, Ivy International Growth Fund, Ivy Pacific Opportunities Fund

An amount payable on the first day of each month of $1.5042 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class II Shares--Ivy Cundill Global Value Fund, Ivy International Growth Fund

An amount payable on the first day of each month of $1.5042 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class R Shares--Ivy Global Natural Resources Fund, Ivy Real Estate Securities Fund

An amount payable on the first day of each month equal to 1/12 of .20 of 1% of the average daily net assets of the Class for the preceding month.

The above-referenced per account fees shall be reduced for certain networked accounts to $6.00 per account on an annualized basis computed and payable on the first day of each month for each account which was in existence during any portion of the immediately preceding month.

The above-referenced per account fees for Class A, Class B, Class C, Class E, Class II and Advisors Class shall also be reduced if the total number of accounts for which WRSCO provides shareholder services reach the following levels:

         A reduction of 5% of the per account fee for the number of accounts in excess of 2.5 million but less than 3.0 million; and

         A reduction of 10% of the per account fee for the number of accounts in excess of 3.0 million.

When considering the total number of accounts for the purpose of the reductions listed above, Class A, Class B, Class C, Class E, Class II and Advisors Class accounts in each of the Ivy Funds, Ivy Funds, Inc. and Waddell &Reed Advisors Funds are included; however, accounts in Class R and Class Y of each such fund and Waddell & Reed InvestEd accounts are excluded.

As Amended and Effective November 29, 2006 to add Class E shares